Exhibit 99.1

Penn Virginia Resource Partners, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean, Director, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA RESOURCE PARTNERS, L.P.

CLOSES $93.1 MILLION ACQUISITION OF WEST VIRGINIA FORESTLANDS

RADNOR, PA (BusinessWire) September 24, 2007 — Penn Virginia Resource Partners, L.P. (NYSE: PVR) today announced the closing of the acquisition of approximately 62,000 fee acres of forestland in West Virginia from MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging solutions, for $93.1 million.

PVR previously announced and discussed the acquisition in detail in an August 24, 2007 press release. PVR funded the acquisition using its credit facility.

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Headquartered in Radnor, PA, Penn Virginia Resource Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership formed by Penn Virginia Corporation (NYSE: PVA). PVR manages coal properties and related assets and operates a midstream natural gas gathering and processing business.

For more information about PVR, visit its website at www.pvresource.com.